Exhibit 4.8

ANADARKO PETROLEUM CORPORATION

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Fourth Supplemental Indenture

Dated as of August 29, 2019
Amending and Supplementing the Indenture
Dated as of September 19, 2006

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 29, 2019, by and among Anadarko Petroleum Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of September 19, 2006, as supplemented by that certain First Supplemental Indenture, dated as of October 10, 2006, between the Company and the Trustee, that certain Second Supplemental Indenture, dated as of July 15, 2009, between the Company and the Trustee, that certain Third Supplemental Indenture, dated as of June 10, 2015, between the Company and the Trustee (as so supplemented, the “Indenture”), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness in one or more series (the “Securities”), up to such principal amounts as may be authorized in or pursuant to one or more Board Resolutions;

WHEREAS, there are Outstanding on the date hereof Securities of nine series consisting of $667,035,000 aggregate principal amount of the 4.850% Senior Notes due March 15, 2021, $247,965,000 aggregate principal amount of the 3.450% Senior Notes due July 15, 2024, $1,100,000,000 aggregate principal amount of the 5.550% Senior Notes due March 15, 2026, $1,750,000,000 aggregate principal amount of the 6.450% Senior Notes due September 15, 2036, $2,270,600,000 aggregate principal amount at maturity of the Zero Coupon Senior Notes due October 10, 2036, $325,000,000 aggregate principal amount of the 7.950% Senior Notes due June 15, 2039, $750,000,000 aggregate principal amount of the 6.200% Senior Notes due March 15, 2040, $625,000,000 aggregate principal amount of the 4.500% Senior Notes due July 15, 2044 and $1,100,000,000 aggregate principal amount of the 6.600% Senior Notes due March 15, 2046 (collectively, the “Outstanding Securities”);

WHEREAS, pursuant to Section 902 of the Indenture, with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by this Supplemental Indenture, considered together as one class for this purpose (the “Requisite Consent”), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture;

WHEREAS, upon the terms and subject to the conditions set forth in its offers to exchange and solicitation of consents, pursuant to a registration statement initially filed on Form S-4 with the Securities and Exchange Commission (the “SEC”) on August 1, 2019, as amended by Amendment No. 1 thereto filed with the SEC on August 13, 2019, and declared effective on August 15, 2019, in respect of the Notes (as amended or supplemented from time to time, the “Consent Solicitation Statement”), Occidental Petroleum Corporation, on behalf of the Company, has been soliciting consents (the “Consent Solicitation”) of, among others, the Holders of the Outstanding Securities to certain proposed amendments to the Indenture, requiring the Requisite Consent of Holders and to the execution of this Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Company has now obtained such Requisite Consent of Holders, and, as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Supplemental Indenture are authorized pursuant to Section 902 of the Indenture;

WHEREAS, pursuant to Sections 902, 903, 905, 102 and 103 of the Indenture, the Company has delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with (1) evidence of the Requisite Consent the Company has received from the Holders of the Outstanding Securities, as certified by Global Bondholder Services Corporation, (2) a copy of a Board Resolution authorizing the execution of this Supplemental Indenture, (3) an Opinion of Counsel and (4) an Officers’ Certificate; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.

NOW, THEREFORE, intending to be legally bound hereby, each of the Company and the Trustee has executed and delivered this Supplemental Indenture.

ARTICLE ONE

INDENTURE

SECTION 101.          Effectiveness of Indenture.

(a)          Except as specifically provided in this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, shall remain in full force and effect.  This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)          The Company represents and warrants that each of the conditions of the Consent Solicitation as set forth in the Consent Solicitation Statement have been satisfied, or where permitted, waived, in all respects.

(c)          This Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, this Supplemental Indenture shall become operative only upon the completion and settlement of the Consent Solicitation and the related exchange offers, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be not become effective if such Consent Solicitations and related exchange offers are terminated or withdrawn prior to completion or settlement. The Company shall promptly notify the Trustee if the Company shall determine that such closing will not occur.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201.          Amendments to the Indenture.  Pursuant to Section 902 of the Indenture, the Company and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of the Requisite Consent obtained pursuant to the Consent Solicitation Statement) hereby agree to amend or supplement certain provisions of the Indenture as follows:

(a)          Section 101 of the Indenture (Definitions) is hereby modified so that the defined term of “Officers’ Certificate” is amended and restated in its entirety by the following (and all references to the term “Officers’ Certificate” in the Indenture are replaced with “Officer’s Certificate”):

““Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.”

(b)          Paragraph eight of Section 305 of the Indenture (Registration, Registration of Transfer and Exchange) is hereby amended and restated in its entirety by the following:

“The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) the Company has executed and delivered to the Trustee a Company Order stating that such Global Security shall be exchanged in whole or in part for Securities that are not Global Securities (in which case such exchange shall promptly be effected by the Trustee). If the Company receives a notice of the kind specified in Clause (A) above or has delivered a Company Order of the kind specified in Clause (B) above, it may, in its sole discretion, designate a successor Depositary for such Global Security within 60 days after receiving such notice or delivery of such order, as the case may be. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (1), (2), (3) and (4) of this provision shall continue to apply thereto.

(3) Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 301, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.”

(c)          Section 704 of the Indenture (Reports by Company) is hereby amended and restated in its entirety by the following:

“SECTION 704.  Reports by Company.

The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(d)          Section 801 of the Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby amended and restated in its entirety by the following:

“SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

(1) in case the Company shall consolidate with or merge into another Person, the Person formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms; and

(2) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(e)          Section 802 of the Indenture (Successor Substituted) is hereby amended and restated in its entirety by the following:

“SECTION 802.  Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.”

(f)          The Indenture is hereby amended by deleting the following Sections and Articles of the Indenture and all references and definitions to the extent solely relating thereto in their entirety and replacing each such Section or Article with “[Intentionally Omitted]”:

(i)          Section 505(5) (Events of Default);

(ii)         Section 1004 (Corporate Existence); and

(iii)        Section 1005 (Limitation on Liens).

SECTION 202.          Amendments to the Outstanding Securities.

The Outstanding Securities are hereby amended to delete or modify all provisions inconsistent with the amendment to the Indenture effected by this Supplemental Indenture, and each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture.  To the extent of any conflict between the terms of the Global Security and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301.          Trustee.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.  For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture, as amended by this Supplemental Indenture.

SECTION 302.          Capitalized Terms.

Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 303.          Provisions Binding on Successors.

All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

SECTION 304.          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 305.          Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.

SECTION 306.          Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.

SECTION 307.          Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 308.          Conflicts.

To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.  If any provision hereof limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 309.          Entire Agreement.

This Supplemental Indenture, together with the Indenture, constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Supplemental Indenture as of the date first above written.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Marcia E. Backus
Name:	Marcia E. Backus
Title:	Senior Vice President

Attest:
/s/ Nicole E. Clark
Name:	Nicole E. Clark
Title:	Vice President and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President

Attest:
/s/ Mark A. Golder
Name:	Mark A. Golder
Title:	Vice President